Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Radisys Corporation:

We consent to the incorporation by reference in the registration statement No. 333-170148 on Form S-3 and registration statements Nos. 333-80577, 333-00514, 333-46473, 333-80087, 333-80089, 333-85093, 333-38966, 333-38988, 333-50582, 333-50584, 333-68362, 333-106670, 333-111520, 333-116570, 333-126189, 333-137060, 333-142968, 333-142969, 333-158959, 333-162230, 333-162231, 333-169044, 333-173885, 333-175510 and 333-175511 on Form S-8 of Radisys Corporation of our reports dated March 1, 2012, with respect to the consolidated balance sheets of Radisys Corporation as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders' equity, cash flows, and comprehensive loss for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Radisys Corporation.

Our report dated March 1, 2012, on the effectiveness of internal control over financial reporting as of December 31, 2011, contains an explanatory paragraph that states Radisys Corporation acquired Continuous Computing Corporation (“Continuous Computing”) on July 8, 2011. In making its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2011, management has excluded Continuous Computing's internal control over financial reporting associated with total assets of $130.3 million, or 44.3% of Radisys Corporation's consolidated total assets (of which $108.8 million or 36.9% represents goodwill and intangible assets included within the scope of our assessment), and total revenues of $30.2 million, or 9.1% of Radisys Corporation’s total consolidated revenues, included in the consolidated financial statements as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of Radisys Corporation also excluded an evaluation of the internal control over financial reporting of Continuous Computing.

/s/ KPMG LLP

Portland, Oregon
March 1, 2012